UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2024

PayPal Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2211 North First Street

San Jose, CA 95131

(Address of principal executive offices)

(408) 967-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PYPL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Notes Offering

On May 28, 2024, PayPal Holdings, Inc. (the “Company”) issued and sold $1.25 billion aggregate principal amount of senior notes, consisting of $850,000,000 aggregate principal amount of 5.150% notes due 2034 (the “2034 Notes”) and $400,000,000 aggregate principal amount of 5.500% notes due 2054 (the “2054 Notes” and, together with the 2034 Notes, the “Notes”).

The Notes are being issued pursuant to an indenture, dated as of September 26, 2019 (the “Base Indenture”), between the Company and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association, as trustee, together with the officer’s certificate, dated May 28, 2024 (the “Officer’s Certificate” and, together with the Base Indenture, the “Indenture”), issued pursuant to the Indenture establishing the terms of each series of Notes.

The Notes are being issued pursuant to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on August 3, 2022 (Registration Statement No. 333-266474) (the “Registration Statement”).

The 2034 Notes will mature on June 1, 2034 and the 2054 Notes will mature on June 1, 2054, unless earlier redeemed or repurchased. Interest on the Notes is payable on June 1 and December 1 of each year, beginning on December 1, 2024.

The Company may redeem the Notes for cash in whole, at any time, or in part, from time to time, prior to maturity, at redemption prices that include accrued and unpaid interest, if any, and a make-whole premium. However, no make-whole premium will be paid for redemptions of the 2034 Notes on or after March 1, 2034 or for redemptions of the 2054 Notes on or after December 1, 2053. The Indenture includes covenants (1) limiting the Company’s and its restricted subsidiaries’ ability to create liens on certain properties and capital stock and indebtedness of these restricted subsidiaries and enter into sale and leaseback transactions with respect to certain properties and (2) limiting the Company’s ability to consolidate, merge or sell all or substantially all of its assets, in each case subject to a number of important exceptions as specified in the Indenture. The Indenture also contains customary event of default provisions. In the event of the occurrence of both (1) a change of control of the Company and (2) a downgrade of a series of Notes below an investment grade rating by each of Fitch Inc., Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. within a specified period, the Company will be required to offer to repurchase any outstanding Notes of that series at a price in cash equal to 101% of the then outstanding principal amount of such series of Notes, plus accrued and unpaid interest, if any, to, but not including, the date of such repurchase. The Notes are the Company’s unsecured senior obligations and rank equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness. The Notes will be structurally subordinated to the liabilities of our subsidiaries and will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness.

The above description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Officer’s Certificate (including the forms of Notes included therein), attached as Exhibits 4.1, 4.2, 4.3, and 4.4, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Exhibit Title or Description

4.1	Indenture, dated as of September 26, 2019, between the Company and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to PayPal Holdings, Inc.’s Form 8-K, as filed with the SEC on September 26, 2019)

4.2	Officer’s Certificate pursuant to the Indenture, dated as of May 28, 2024

4.3	Form of Note for 5.150% Notes due 2034 (included as part of Exhibit 4.2 hereto)

4.4	Form of Note for 5.500% Notes due 2054 (included as part of Exhibit 4.2 hereto)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1 hereto)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc. (Registrant)

Date: May 28, 2024

	By:	/s/ Brian Y. Yamasaki
Name: Brian Y. Yamasaki
Title: Vice President, Corporate Legal and Secretary